EXHIBIT 32

CERTIFICATIONS OF

CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

OF PORTLAND GENERAL ELECTRIC COMPANY

PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO SECTION 906 OF THE

SARBANES-OXLEY ACT OF 2002

We, Peggy Y. Fowler, Chief Executive Officer and President, and James J. Piro, Chief Financial Officer, of Portland General Electric Company (the "Company"), hereby certify that the Company's Annual Report on Form 10-K for the year ended December 31, 2003, as filed with the Securities and Exchange Commission on the date hereof pursuant to Section 13(a) of the Securities Exchange Act of 1934 (the "Report"), fully complies with the requirements of that section.

We further certify that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Peggy Y. Fowler		/s/ James J. Piro
Peggy Y. Fowler		James J. Piro

Date:	March 19, 2004	Date:	March 19, 2004